Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
First Quarter 2023 Financial Results
Achieves New Record for Portfolio Fair Value of $983 Million
DECLARES SECOND QUARTER 2023 DISTRIBUTION OF $0.40 PER SHARE
Menlo Park, Calif., May 3, 2023 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the first quarter ended March 31, 2023 and the declaration by its Board of Directors of its second quarter 2023 distribution of $0.40 per share.
First Quarter 2023 Highlights
▪Signed $198.8 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $3.7 million of new debt commitments to venture growth stage companies;
▪Funded $57.6 million in debt investments to 11 portfolio companies with a 14.1%1 weighted average annualized yield at origination;
▪Achieved a 14.7% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Earned net investment income of $18.6 million, or $0.53 per share;
▪Generated total investment income of $33.6 million;
▪Realized 17.8% return on average equity, based on net investment income during the quarter;
▪Seven portfolio companies raised an aggregate $63.9 million of capital in private financings during the quarter;
▪Held debt investments in 59 portfolio companies, warrants in 107 portfolio companies and equity investments in 48 portfolio companies as of March 31, 2023;
▪Debt investment portfolio weighted average investment ranking of 2.12 as of quarter’s end;
▪Net asset value of $414.0 million, or $11.69 per share, as of March 31, 2023;
▪Ended the quarter with a 1.49x leverage ratio; and
▪Declared a second quarter distribution of $0.40 per share, payable on June 30, 2023; bringing total declared distributions to $13.85 per share since the Company’s initial public offering.
“Despite the volatile market conditions and developments related to the venture banking ecosystem during the first quarter, the demand for our debt financing remains strong,” said Jim Labe, chairman and chief executive officer of TPVG. “We maintained our select approach of working with high quality venture growth companies backed by our select VC partners to generate a strong return on equity and deliver NII that once again exceeded our distribution.”
“We believe the recent developments in the venture banking ecosystem will have a long-term impact on the competitive landscape of the venture lending industry,” said Sajal Srivastava, president and chief investment officer of the Company. “We will continue to draw on our differentiated platform and experienced team to maintain the quality of our investment portfolio as well as capitalize on these developments in a disciplined fashion over the long-term to create sustainable shareholder value.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended March 31, 2023, the Company entered into $3.7 million of new debt commitments with one portfolio company, funded debt investments totaling $57.6 million to 11 portfolio companies, acquired warrants valued at $0.1 million in three portfolio companies and made direct equity investments of $0.1 million in one portfolio company. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 14.1% at origination1. During the quarter, the Company received $3.4 million of early repayments and $16.6 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the first quarter was 14.7%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the first quarter was 17.8%. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
1 This yield excludes the impact of $2.0 million in short-term loans that were funded and repaid during the three months ended March 31, 2023, which carried a higher interest rate than our normal course investments, and the impact thereof on our weighted average adjusted annualized yield at origination for the period.

As of March 31, 2023, the Company held debt investments in 59 portfolio companies, warrants in 107 portfolio companies and equity investments in 48 portfolio companies. The total cost and fair value of these investments were $1,003.9 million and $982.8 million, respectively.
Total portfolio investment activity for the three months ended March 31, 2023 and 2022 was as follows:

	For the Three Months Ended March 31,
(in thousands)	2023	2022
Beginning portfolio at fair value	$949,276	$865,340
New debt investments, net(a)	56,374	61,459
Scheduled principal amortization	(16,591)	(5,867)
Principal prepayments and early repayments	(3,400)	(115,535)
Net amortization and accretion of premiums and discounts and end-of-term payments	5,318	1,934
Payment-in-kind coupon	2,085	1,583
New warrant investments	130	814
New equity investments	503	2,696
Proceeds from dispositions of investments	—	(246)
Net realized losses on investments	—	(994)
Net change in unrealized gains (losses) on investments	(10,867)	(4,737)
Ending portfolio at fair value	$982,828	$806,447
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended March 31, 2023, TPC entered into $198.8 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of March 31, 2023, the Company’s unfunded commitments totaled $254.5 million, of which $72.9 million was dependent upon portfolio companies reaching certain milestones. Of the $254.5 million of unfunded commitments, $152.0 million will expire during 2023, $71.8 million will expire during 2024 and $30.7 million will expire during 2025, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $33.6 million for the first quarter of 2023, representing a weighted average annualized portfolio yield of 14.7% on total debt investments, as compared to $27.3 million and 15.5% for the first quarter of 2022. The increase in total investment and other income was primarily due to a greater weighted average principal amount outstanding on our income-bearing debt investment portfolio and higher investment yields.
Operating expenses for the first quarter of 2023 were $15.1 million as compared to $13.8 million for the first quarter of 2022. Operating expenses for the first quarter of 2023 consisted of $9.2 million of interest expense and amortization of fees, $4.3 million of base management fees, $0.6 million of administration agreement expenses and $1.0 million of general and administrative expenses. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $3.7 million during the three months ended March 31, 2023. Operating expenses for the first quarter of 2022 consisted of $5.1 million of interest expense and amortization of fees, $3.7 million of base management fees, $3.4 million of income incentive fees, $0.6 million of administration agreement expenses and $1.0 million of general and administrative expenses.
For the first quarter of 2023, the Company recorded net investment income of $18.6 million, or $0.53 per share, as compared to $13.5 million, or $0.44 per share, for the first quarter of 2022. The increase in net investment income between periods was driven primarily by greater investment and other income.
During the first quarter of 2023, the Company recognized net realized losses on investments of $33,000, resulting from foreign currency adjustments. During the first quarter of 2022, the Company recognized net realized losses on investments of $3.1 million.

Net change in unrealized losses on investments for the first quarter of 2023 was $10.9 million, consisting of $6.6 million of net unrealized losses on the debt investment portfolio and $4.2 million of net unrealized losses on the warrant and equity portfolio resulting from fair value adjustments. Net change in unrealized losses on investments for the first quarter of 2022 was $4.7 million. The Company’s net realized and unrealized losses were $10.9 million for the three months ended March 31, 2023, compared to net realized and unrealized losses of $7.8 million for the three months ended March 31, 2022.
The Company’s net increase in net assets resulting from operations for the first quarter of 2023 was $7.7 million, or $0.22 per share, as compared to a net increase in net assets resulting from operations of $5.7 million, or $0.18 per share, for the first quarter of 2022.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of March 31, 2023, the weighted average investment ranking of the Company’s debt investment portfolio was 2.12, as compared to 2.06 at the end of the prior quarter. During the quarter ended March 31, 2023, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $15.0 million was upgraded from White (2) to clear (1), four portfolio companies with an aggregate principal balance of $46.3 million were downgraded from White (2) to Yellow (3) and two portfolio companies with an aggregate principal balance of $47.6 million were downgraded from Yellow (3) to Orange (4).
The following table shows the credit categories for the Company’s debt investments at fair value as of March 31, 2023 and December 31, 2022:

	March 31, 2023			December 31, 2022
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$80,502	9.1%	4	$55,921	6.6%	3
White (2)	667,513	75.0	45	699,008	81.9	48
Yellow (3)	96,362	10.8	7	88,912	10.4	5
Orange (4)	45,720	5.1	3	9,110	1.1	1
Red (5)	—	—	—	—	—	—
	$890,097	100.0%	59	$852,951	100.0%	57
NET ASSET VALUE
As of March 31, 2023, the Company’s net assets were $414.0 million, or $11.69 per share, as compared to $419.9 million, or $11.88 per share, as of December 31, 2022.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2023, the Company had total liquidity of $187.6 million, consisting of cash, cash equivalents and restricted cash of $57.6 million and available capacity under its Revolving Credit Facility of $130.0 million (which excludes an additional $50.0 million available under the Revolving Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. As of March 31, 2023, the Company held $4.4 million of publicly traded stock and warrant positions. The Company ended the quarter with a 1.49x leverage ratio, and an asset coverage ratio of 167%.
DISTRIBUTION
On April 26, 2023, the Company’s board of directors declared a regular quarterly distribution of $0.40 per share for the second quarter, payable on June 30, 2023 to stockholders of record as of June 15, 2023. As of March 31, 2023, the Company had estimated undistributed taxable earnings from net investment income of $27.2 million, or $0.77 per share.
RECENT DEVELOPMENTS
Since March 31, 2023 and through May 2, 2023:
▪TPC’s direct originations platform entered into $27.0 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $6.4 million of additional debt commitments;
▪The Company funded $12.9 million in new investments; and
▪Three portfolio companies (Hey Favor, Inc., Underground Enterprises, Inc. and RenoRun Inc.) filed for bankruptcy protection.

CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, May 3, 2023, to discuss its financial results for the quarter ended March 31, 2023. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 3, 2023, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 3967289. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Investments at fair value (amortized cost of $1,003,826 and $959,407, respectively)	$982,828	$949,276
Cash and cash equivalents	57,293	51,489
Restricted cash	336	7,771
Deferred credit facility costs	3,774	4,128
Prepaid expenses and other assets	2,166	1,869
Total assets	$1,046,397	$1,014,533

Liabilities
Revolving Credit Facility	$220,000	$175,000
2025 Notes, net	69,588	69,543
2026 Notes, net	198,709	198,598
2027 Notes, net	123,908	123,839
Other accrued expenses and liabilities	20,238	27,613
Total liabilities	$632,443	$594,593

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	354	353
Paid-in capital in excess of par value	471,046	470,572
Total distributable earnings (loss)	(57,446)	(50,985)
Total net assets	$413,954	$419,940
Total liabilities and net assets	$1,046,397	$1,014,533

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	35,397	35,348
Net asset value per share	$11.69	$11.88

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$32,254	$25,934
Other income	1,375	1,415
Total investment and other income	$33,629	$27,349

Operating expenses
Base management fee	$4,311	$3,717
Income incentive fee	—	3,387
Interest expense and amortization of fees	9,245	5,099
Administration agreement expenses	573	578
General and administrative expenses	921	1,021
Total operating expenses	$15,050	$13,802

Net investment income	$18,579	$13,547

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(33)	$(3,105)
Net change in unrealized gains (losses) on investments	(10,867)	(4,737)
Net realized and unrealized gains/(losses)	$(10,900)	$(7,842)

Net increase (decrease) in net assets resulting from operations	$7,679	$5,705

Per share information (basic and diluted)
Net investment income per share	$0.53	$0.44
Net increase (decrease) in net assets per share	$0.22	$0.18
Weighted average shares of common stock outstanding	35,349	31,011
Total distributions declared per share	$0.40	$0.36

Weighted Average Portfolio Yield
on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended March 31,
	2023	2022
Weighted average portfolio yield on total debt investments(2)	14.7%	15.5%
Coupon income	11.8%	10.1%
Accretion of discount	1.2%	0.8%
Accretion of end-of-term payments	1.7%	1.8%
Impact of prepayments during the period	—%	2.8%
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(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.